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                                                                Exhibit 99.8


                                   AGREEMENT

This Agreement (the "Agreement") Is made and entered into this 10 day of November, 1999 (the "Effective Date"), by and between DocTalk, L.L.C. (hereinafter "Doc-Talk"), a Delaware limited liability company with offices located at 8050 Southern Maryland Boulevard, Owings, MD 20736 and William S.
(Chip) Canty III, d/b/a Waypages Productions ("Waypages"): Doc-Talk and Waypages may also be referred to as a "Party" or collectively as the "Parties" throughout this Agreement.

WHEREAS, Doc-Talk provides the Doc-Talk Service described below through Its toil free telephone number;

WHEREAS, Waypages operates a Web Site designed to help visitors find information more easily across the Internet; and

WHEREAS, Doc-Talk and Waypages desire to attract visitors to the Doc-Talk Web Site by means of Hyper Links from the Waypages Web Site.

NOW, therefore, in consideration of the premises and the mutual covenants and conditions contained herein, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.  Definitions. For the purposes of this Agreement , the following terms shall
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    have the following meanings:

    1.1 "Discount Number" means the unique number which maybe used in conjunction with the Doc-Talk service to grant the user of such service a specified discount from the fees charged for the service.

    1.2 "Doc-Talk Service" means the fee-based, medical information. service offered by Doc-Talk through telephone access.

    1.3 "Hyper Link" means the icon, logo, highlighted or colored text, figure, or image representing a URL which allows an Internet user to move from one web site to another web site.

    1.4 "Proprietary information" means and shall include, but not be limited to, either Party's software, data, databases, product plans, designs, protocols, products, costs, prices, names, finances, marketing plans, business opportunities, personnel, and research and development originated by the disclosing Party, not previously published or otherwise disclosed to the general public, not previously available without restriction to the receiving Party, nor normally furnished to others without restriction, and which the disclosing Party desires to protect against unrestricted disclosure or competitive use.

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         "Proprietary Information" shall not include information that (i) is or enters the public domain through no fault of the receiving Party; (ii) is known and has been reduced to tangible form by the receiving Party prior to the time of disclosure and is not subject to restriction;
         (III) is independently developed by the receiving Party without access to or use of the Proprietary Information; (iv) is made generally available by the disclosing Party without restriction on disclosure; or
         (v) is disclosed by the receiving Party with the disclosing Party's prior written consent.

    1.5 "Web Site" means a series of pages on the World Wide Web ("Web'") that are (1) created, controlled or maintained for a common purpose by either Party, and (2) organized via a hierarchical set of Hyper Links that originate from the home page of that Party's Web domain.

2.  Hyper Link.
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    2.1  Customer. Waypages shall create and maintain on the Waypages Web Site a
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         one or more pages devoted to a brief textual description of the Doc-
         Talk service. Each of these so-called gateway pages shall contain one or more Hyper Links to the Doc-Talk Web Site. Waypages shall also develop and maintain a series of Hyper Links to the gateway pages, and shall cause such Hyper Links to be displayed to certain visitors, particularly those performing health related queries on the Waypages
         Web Site. The form and placement of such Hyper Links, as well as the design of the gateway pages shall be as mutually agreed to by the Parties, and shall be established using the graphics, images, HTML code or other data and information provided by Doc-Talk. The text of each gateway page shall include a Discount Number. Use of a Hyper Link to the Doc-Talk Web Site shall in no way after the look, feel or functionality of the Doc-Talk Web Site, nor will the Doc-Talk Web Site be framed by any web page content of Waypages or arty third party.

    2.2  Doc-Talk. Doc-Talk shall display on a web page of the Doc-Talk Web Site
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         selected by Doc-Talk in its sole discretion a brief textual description of Waypages's products and services and a Hyper Link to the Waypages
         Web Site. The form and content of the text and Hyper Link shall be mutually agreed to by the Parties and shall be established using the graphics, images, HTML code or other data and information provided by Waypages. Use of a Hyper Link to the Waypages Web Site shall in no way alter the look, feel or functionality of the Waypages Web Site, nor will the Waypages Web Site be framed by any web page content of Doc-Talk or any third party.

3.  Referral Fees.
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    3.1  Amounts. Doc-Talk will pay Waypages referral fees on certain sales of
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         the Doc-Talk Service to third parties who utilize the Discount Number in purchasing the Doc-Talk Service. Referral Fees shall be in the amount of five percent (5%) of Net Sales of the Service. For the purposes of this Agreement; Net Sales shall mean the the gross receipts collected by Doc-Talk from sales of the Doc-Talk Service to customers using the Discount Number, less any discounts, refunds, sales taxes if applicable, and charge backs due to customer credit-card payments that prove to be uncollectible.

    3.2 Payments. Doc-Talk will pay to Waypages referral fees on a calendar quarter basis within thirty (30) days following the end of the respective calendar quarter. The amount of the referral fee payment shall be based upon Net Sales for the respective calendar quarter only. If the referral fees payable for any calendar quarter are less than $100.00, Doc-Talk will hold those referral fees until the total amount due hereunder at least $100.00 or this Agreement Is terminated. The referral fee payment shall be made payable to Waypages Productions, and sent to the address in Section 14 below.

4.  Policies and Pricing. Customers who buy the Doc-Talk Service using the
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    Discount Number shall be deemed customers of Doc-Talk. Accordingly, all Doc-
    Talk rules, policies, and operating procedures concerning customer orders, customer service, and sales of the Doc-Talk service will apply to those customers. Doc-Talk shall be solely responsible for all aspects of processing and fulfilling orders for the Doc-Talk Service. Doc-Talk, in its sole discretion, shall determine the prices to be charged for Doc-Talk Service sold under the Discount Number. Doc-Talk may change its policies and operating procedures at any time.

5.  Limited License.
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    5.1  Doc-Talk. Doc-Talk hereby grants to Waypages, and Waypages hereby
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         accepts, a non-exclusive, non-transferable, worldwide, revocable right to use and display solely in connection with establishing the Hyper Link on the Waypages Web Site and promoting the Doc-Talk Service during the term of this Agreement the graphic image and text described in
         Section 2.1, the Doc-Talk Web Site URL, and any other trademarks or logos of Doc-Talk provided to Waypages. All representations of the Doc-Talk logos and trademarks that Waypages uses will be exact copies of those provided by Doc-Talk.

    5.2  Customer. Waypages hereby grants to Doc-Talk, and Doc-Talk hereby
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         accepts, a non-exclusive, non-transferable, worldwide, revocable right to use and display solely in connection with establishing the Hyper Link on the Doc-Talk Web Site during the term of this Agreement the graphic image and text described in Section 2.2,

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         the Waypages Web Site URL, and any other trademarks or logos of
         Waypages provided to Doc-Talk, All representations of the Waypages logos and trademarks that Doc-Talk uses will be exact copies of those provided by Waypages.

6.  Customer Web Site. Waypages is solely responsible for the development,
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    operation, and maintenance of Waypages Web Site and for all materials that appear on such site, including without limitation the technical operation of its site and all related equipment, creating and posting the text arid Hyper Link in accordance with Section 2.1 and linking those descriptions to the Doc-Talk Web Site, ensuring that materials posted on the Waypages Web Site do not violate or infringe upon the rights of any third party (including, for example, copyrights, trademarks, privacy, or other personal or proprietary rights) and ensuring that materials posted on the Waypages Web site are not libelous or otherwise illegal.

7.  Press Release. Doc-Talk and Waypages agree to cooperate with each other in a
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    joint press release following execution of this Agreement. Doc-Talk and
    Waypages shall jointly determine the content, timing and necessity of all press releases regarding this Agreement.

8.  Term. The term of this Agreement shall commence on the Effective Date and
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    continue for a period of one (1) year unless sooner terminated as provided herein. Either Party may terminate this Agreement at any time upon not less than thirty (30) days prior written notice to the other Party. Upon the termination of this Agreement for any reason, each Party will immediately cease use of, and remove from its site, all links to the other Party's Web Site and all trademarks, trade dress and logos, and all other materials provided to the Party by or on behalf of the other Party in connection with this Agreement. Waypages shall only be eligible to earn referral fees on Net Sales occurring during the term of the Agreement. Upon termination of the this Agreement for any reason, Sections 8, 9, 10, 11, 12, 13, 15, 17 and 18 shall survive.

9.  Relationship of Parties. Doc-Talk and Waypages are independent contractors,
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    and nothing in this Agreement will create any partnership, joint venture, agency, franchise, sales representative, or employment relationship between the Parties. Waypages shall have no authority to make or accept any offers or representations on behalf of Doc-Talk, and Waypages warrants that it will not make any statement, whether on Waypages's Web Site or otherwise, that reasonably would contradict anything in this Section.

10. Confidentiality.
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    10.1 Non-disclosure. Each Party shall protect the other Party's
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         Proprietary Information from unauthorized dissemination and use with the same

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         degree of care that such Party uses to protect its own like information, but in no event less than reasonable care, for a period of three years from receipt of the disclosing Party's Proprietary Information. Neither Party will use the other Party's Proprietary Information for purposes other than those necessary to directly further the purposes of this Agreement. Neither Party will disclose to third parties the other Party's Proprietary Information without the prior written consent of the other Party. Except as expressly provided in this Agreement, no ownership or license rights are granted in any Proprietary Information. Both parties acknowledge that the restrictions contained in this Paragraph 14.1 are reasonable and necessary to protect their legitimate interests and that violation of these restrictions will cause irreparable damage to the other Party and each Party agrees that the other Party shall be entitled to injunctive relief against each violation.

    10.2 Development Rights. The Parties' obligations of confidentiality under
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         this Agreement shall not be construed to limit either Party's .right to independently develop or acquire products without the use of the other Party's Proprietary Information.

    10.3 This Agreement. Neither Party shall disclose the terms and conditions
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         of this Agreement to any third party without the other Party's express written permission, provided that a Party may disclose the terms and conditions of this Agreement to its financial and legal advisors who are bound by obligations of confidentiality substantially similar to those contained in this Agreement.

11. Indemnity.
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    11.1 Customer. Waypages shall indemnify and hold harmless Doc-Talk and its
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         successors and assigns from all third party claims, damages, liabilities, costs and expenses (including, without limitation, reasonable legal fees and expenses) relating to the development, operation, maintenance, and content of the Waypages Web Site.

    11.2 Doc-Talk. Doc-Talk shall indemnify and hold harmless Waypages and its
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         successors and assigns from all third party claims, damages, liabilities, costs and expenses (including, without limitation, reasonable legal fees and expenses) relating to the development, operation, maintenance, and content of the Doc-Talk Web Site.

    11.3 Any indemnity under this Section 11 is conditioned upon prompt written notice by the non-indemnifying Party to the indemnifying Party of any claim, action or demand for which indemnity is claimed and such reasonable cooperation by the non-indemnifying Party in the

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         defense as the indemnifying Party may request. The nonindemnifying
         Party shall have the right, but not the obligation to control the defense and/or settlement of any third party claim in which it is named as a party. The non-indemnifying Party shall have the right to participate in any defense of a third party claim against the indemnifying Party with counsel of the non-indemnifying Party's choice at its own expense.

12. Disclaimer. Doc-Talk provides the Doc-Talk Service on an "as-is" and
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    "as-available" basis. Accordingly, Doc-Talk makes no express or implied warranties or representations with respect to the Doc-Talk Service (including, without limitation, warranties of fitness, merchantability, non-infringement, or any implied warranties arising out of a course of performance, dealing, or trade usage). In addition, we make no representation that the operation of our site will be uninterrupted or error free, and we will not be liable for the consequences of any interruptions or errors.

13. LIMITATION OF LIABILITY. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY
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    FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES
    (OR ANY LOSS OF REVENUE, PROFITS, OR DATA) ARISING IN CONNECTION WITH THIS AGREEMENT, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND NEITHER PARTY'S AGGREGATE LIABILITY ARISING WITH RESPECT TO THIS AGREEMENT SHALL EXCEED THE TOTAL REFERRAL FEES PAID OR PAYABLE TO WAYPAGES. UNDER THIS AGREEMENT.

14. Notification. All notices and requests in connection with this Agreement
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    shall be deemed given as of the day they are received either by messenger, delivery service, or in the United States of America mails, postage prepaid, certified or registered, return receipt requested, and addressed as follows:


    To Doc-Talk:                      To Waypages:
    Doc-Talk, L.L.C. L.L.C.           Waypages Productions
    8050 Southern Maryland Blvd.      132 Adams St. #10
    Owings, MD 20736                  Newton, MA 02458
    Attention: Todd M. Lamka          Attn: Chip Canty
    Phone: (410) 286-2736             Phone: 617-964-9866
    Fax:(410) 257-6381                FAX: 617-964-9989

15. Governing Law. This Agreement shall be governed by the laws of the State of
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    Maryland, excluding its conflicts of laws rules.

16. Assignment. Neither Party may assign this Agreement or any of its rights or
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    delegate any of its duties under this Agreement without the prior written

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    consent of the other; provided that either Party shall have the right to assign its rights and obligations hereunder to its parent or to any subsidiary or affiliate upon notice to the other Party, and Doc-Talk, L.L.C. may assign its rights and obligations herein as part of a sale of assets to DocTalk, Inc., a Delaware corporation. Any purported assignment or delegation without such required consent shall be null an void.

17. Construction. If for any reason a court of competent jurisdiction finds any
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    provision of this Agreement, or portion thereof, to be unenforceable, that provision of the Agreement will be enforced to the maximum extent permissible so as to effect the intent of the Parties, and the remainder of this Agreement will continue in full force and effect. Failure by either Party to enforce any provision of this Agreement will not be deemed a waiver of future enforcement of that or any other provision. This Agreement has been negotiated by the Parties and their respective counsel and will be interpreted fairly in accordance with its terms and without any strict construction in favor of or against either Party.

18. Entirety. This Agreement shall not be effective until signed by both
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    Parties. This Agreement constitutes the entire agreement between the Parties with respect to the Doc-Talk Service and all other subject matter hereof and supersedes all prior and contemporaneous communications. This Agreement shall not be modified except by written agreement dated subsequent to the date of this Agreement and signed on behalf of Doc-Talk and Waypages by their respective duly authorized representatives.


IN WITNESS WHEREOF, each of the Parties has duly executed and delivered this Agreement as of the dates signed below.

Doc-Talk, L.L.C.                   Waypages Productions

By:    /s/  Dale L. Hutchins       By:    /s/  William S. Canty III
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Name:  Dale L. Hutchins Ph.D.      Name:  William S. (Chip) Canty III
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Title: COO                         Title: Principal
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Date:  11/10/99                    Date:  11/03/99
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